UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021 (December 30, 2020)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

001-39144
(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

333-31929
(Commission File Number)

Colorado	84-1328967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2020, DISH Network Corporation (“DISH Network”), through its wholly owned subsidiary American AWS-3 Wireless II L.L.C. (“American II”), entered into a Purchase Agreement (the “Northstar Purchase Agreement”) with Northstar Manager, LLC (“Northstar Manager”) and Northstar Spectrum, LLC (“Northstar Spectrum”), pursuant to which American II purchased 80% of Northstar Manager’s Class B Common Interests in Northstar Spectrum (the “Transaction”).  The summary below does not purport to be complete and is qualified in its entirety by reference to the provisions of the agreements referenced herein.

Background

As previously disclosed in its public filings, DISH Network, through American II, owns a non-controlling interest in Northstar Spectrum, which, immediately prior to the Transaction, was comprised of 85% of the Class B Common Interests and 100% of the Class A Preferred Interests of Northstar Spectrum. Northstar Manager is the sole manager of Northstar Spectrum and owns a controlling interest in Northstar Spectrum, which, immediately prior to the Transaction, was comprised of 15% of the Class B Common Interests of Northstar Spectrum.  Northstar Spectrum is the parent company of Northstar Wireless, LLC (“Northstar Wireless”), which, as previously disclosed in DISH Network’s public filings, participated in Auction 97 (the “AWS-3 Auction”) and was granted 261 AWS-3 Licenses in October 2015.  On November 23, 2020, the FCC released a Memorandum Opinion and Order on Remand, FCC 20-160, that found that Northstar Wireless and SNR Wireless LicenseCo, LLC (“SNR Wireless”) are not eligible for bidding credits based on the FCC’s determination that they remain under DISH Network’s de facto control.  Northstar Wireless and SNR Wireless have appealed the FCC’s order to the D.C. Circuit Court of Appeals.

Northstar Purchase Agreement

Pursuant to the Northstar Purchase Agreement, American II purchased 80% of Northstar Manager’s Class B Common Interests in Northstar Spectrum for a purchase price of approximately $312 million.  As a result of the Transaction, DISH Network, through American II, holds 97% of the Class B Common Interests in Northstar Spectrum and Northstar Manager holds 3% of the Class B Common Interests in Northstar Spectrum.  Other than the change in ownership percentage of Northstar Spectrum as between Northstar Manager and DISH Network, the Transaction did not modify or amend in any way the existing arrangements between or among the Northstar parties.  In the Northstar Purchase Agreement, Northstar Manager decided not to exercise its right to put its Class B Common Interests back to Northstar Spectrum (the “Put Right”) during the First Put Window (as defined in the LLC Agreement), which began in the fourth quarter of 2020 and will end in the first quarter of 2021.  Northstar Manager retains its right to exercise the Put Right during the Second Put Window (as defined in the LLC Agreement), which will begin in the fourth quarter of 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION
Date: January 5, 2021	By:	/s/ Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel